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                                                                      EXHIBIT 21

                        STM WIRELESS, INC. SUBSIDIARIES

     The subsidiaries of the Company are:

                                                 PERCENTAGE OWNERSHIP

                                               -------------------------

       STM do Brasil................................  100.0%
         Avenida das Americas, 3333
         Sala 801
         22631-003 Rio de Janeiro, Brazil

       STM de Mexico, S. A de C.V. .................  100.0%
         Monte Pelvoux No. 130-3ER. Piso
         Lomas de Chapultpepec
         11000 Mexico, D.F.

       STM Wireless Systems, Ltd....................  100.0%
         50/9 Viphavadee-Rangsit 38
         Viphavadee-Rangsit Road
         Ladyao Chatuchak
         Bangkok, 10900 Thailand

       STM Sales Corp. .............................. 100.0%
         134 West Soledad Avenue
         Suite 401
         Agana, Guam 96910

       Telecom Multimedia Systems, Inc. ............. 100.0%
         One Mauchly
         Irvine, California 92618


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